    As filed with the Securities and Exchange Commission on September 6, 2001
                                                      Registration No. 333-51678
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------
                           WYNDHAM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                             94-2878485
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

       1950 Stemmons Freeway                                        75207
            Suite 6001                                            (Zip Code)
           Dallas, Texas
(Address of principal executive offices)

                     Second Amendment and Restatement of the
                           Wyndham International, Inc.
                             1997 Incentive Plan and
                          Wyndham International Savings
                                & Retirement Plan
                            (Full title of the plan)

                                Fred J. Kleisner
                      President and Chief Executive Officer
                        1950 Stemmons Freeway, Suite 6001
                               Dallas, Texas 75207
                                 (214) 863-1000
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                            N. Kathleen Friday, P.C.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue, Suite 4100
                            Dallas, Texas 75201-4675
                                 (214) 969-2800

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                            Proposed Maximum       Proposed Maximum       Amount of
         Title of Securities              Amount to be     Offering Price Per     Aggregate Offering    Registration
           to be Registered              Registered (1)           Share                  Price             Fee (2)
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01
per share ("Class A Common Stock")         3,400,000               N/A                    N/A                N/A
=======================================================================================================================

(1) Issuable upon the exercise of options, the vesting of restricted unit awards or the exercise or the vesting of certain other awards pursuant to the Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment to the provisions of the Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) The applicable registration fees were paid at the time of the filing of the initial registration statement.

================================================================================

                                EXPLANATORY NOTE
                                ----------------

     Wyndham International, Inc., a Delaware corporation (the "Registrant"), previously filed a Registration Statement on Form S-8 (File No. 333-51678) on December 12, 2000 (the "Prior Statement") registering shares of the Registrant's Class A Common Stock, par value $0.01 per share, issuable pursuant to the Registrant's 1997 Incentive Plan, as amended (the "Plan").

     The Registrant's board of directors and stockholders subsequently approved a Second Amendment and Restatement of the Plan (the "Amended Plan"). The Amended Plan made the following changes to the Plan:

 . Increased the Number of Shares Available for Awards. The number of shares of Class A Common Stock available for issuance pursuant to awards made under the Plan was increased to an amount equal to 10% of the outstanding Class A Common Stock determined on a fully diluted basis. For purposes of the Amended Plan, "fully diluted basis" means the assumed conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, the assumed exercise of all outstanding stock options and the assumed conversion of all units of partnership interest in Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. that are subject to redemption.

 . Permits Restricted Unit Awards. The Amended Plan permits the Registrant's compensation committee to provide in the agreement governing a restricted unit award that following a change in control in which the shares of Class A Common Stock are changed into or exchanged for a different kind of stock or other securities or cash or other property, the unvested portion of a restricted unit award shall thereafter upon vesting be settled in stock, other securities, cash or other property upon such terms and subject to such conditions as the compensation committee may determine.

 . Other Changes. The Amended Plan also (i) deleted certain provisions from the Plan that by their terms are no longer applicable to the Registrant following the restructuring of the Registrant in June 1999, (ii) added a provision requiring that the compensation committee, which administers the Plan, have at least two members, and (iii) made certain other minor changes to the Plan.

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed to amend the Prior Statement to reflect the changes contained in the Amended Plan. The applicable registration fees were paid at the time of the filing of the Prior Statement.

Incorporation of Documents by Reference
---------------------------------------

         This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed with the Securities and Exchange Commission on July 6, 1999, as amended. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-82325), filed with the Securities and Exchange Commission on July 6, 1999, as amended, are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings assigned to them in the incorporated document.

Exhibits
--------

         See Index to Exhibits, attached hereto.


            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 6, 2001.

                                           WYNDHAM INTERNATIONAL, INC.


                                           By: /s/ FRED J. KLEISNER
                                               ---------------------------------
                                               Fred J. Kleisner
                                               Chairman of the Board and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Wyndham International, Inc., hereby constitute and appoint Fred J. Kleisner as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all amendments related to this Post-Effective Amendment No. 1, and generally to do all such things in our names and in our capacities as directors and officers to enable Wyndham International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Post-Effective Amendment No. 1 and any and all amendments related thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on September 6, 2001.

Signature                              Title
---------                              -----

/s/ FRED J. KLEISNER                   Chairman of the Board and Chief
------------------------------         Executive Officer (Principal Executive
Fred J. Kleisner                       Officer)

/s/ RICHARD A. SMITH                   Executive Vice President and Chief
------------------------------         Financial Officer (Principal Financial
Richard A. Smith                       Officer and Principal Accounting Officer)

/s/ KARIM ALIBHAI                      Director
------------------------------
Karim Alibhai

/s/ LEON D. BLACK                      Director
------------------------------
Leon D. Black

/s/ LEONARD BOXER                      Director
------------------------------
Leonard Boxer

/s/ NORMAN BROWNSTEIN                               Director
--------------------------------------
Norman Brownstein

/s/ STEPHEN T. CLARK                                Director
--------------------------------------
Stephen T. Clark

/s/ MILTON FINE                                     Director
--------------------------------------
Milton Fine

/s/ PAUL FRIBOURG                                   Director
--------------------------------------
Paul Fribourg

/s/ SUSAN T. GROENTEMAN                             Director
--------------------------------------
Susan T. Groenteman

/s/ THOMAS H. LEE                                   Director
--------------------------------------
Thomas H. Lee

/s/ ALAN M. LEVENTHAL                               Director
--------------------------------------
Alan M. Leventhal

/s/ WILLIAM L. MACK                                 Director
--------------------------------------
William L. Mack

/s/ LEE S. NEIBART                                  Director
--------------------------------------
Lee S. Neibart

/s/ MARC J. ROWAN                                   Director
--------------------------------------
Marc J. Rowan

/s/ ROLF E. RUHFUS                                  Director
--------------------------------------
Rolf E. Ruhfus

/s/ SCOTT A. SCHOEN                                 Director
--------------------------------------
Scott A. Schoen

/s/ SCOTT M. SPERLING                           Director
---------------------------------
Scott M. Sperling

/s/ LYNN SWANN                                  Director
---------------------------------
Lynn Swann

/s/ SHERWOOD M. WEISER                          Director
---------------------------------
Sherwood M. Weiser

                                INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibits
------         -----------------------

4.1* Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan

24.1*          Powers of Attorney (included on signature pages hereto)

___________________
*Filed herewith.